Exhibit 99.1

Keane Announces Second Quarter 2017 Financial and Operational Results

HOUSTON, Texas (July 31, 2017) - Keane Group, Inc. (“Keane” or the “Company”) today reported second quarter 2017 financial results.

Results and Recent Highlights

•	Reported second quarter 2017 revenue of $323.1 million, compared to first quarter 2017 of $240.2 million

•	Reported second quarter 2017 net loss of $11.2 million, compared to first quarter 2017 of $72.3 million

•	Achieved second quarter 2017 Adjusted EBITDA of $36.0 million, compared to first quarter 2017 of $13.1 million

•	Averaged 18.3 deployed hydraulic fracturing fleets during second quarter 2017; exited quarter with 19 deployed fleets

•	Increased annualized Adjusted Gross Profit per fleet to $10.5 million, compared to first quarter 2017 of $6.3 million

Second Quarter 2017 Financial Results

Revenue for the second quarter of 2017 totaled $323.1 million, an increase of 35% compared to revenue for the first quarter of 2017 of $240.2 million. Reported net loss for the second quarter of 2017 totaled $11.2 million, compared to a net loss of $72.3 million for the first quarter of 2017. Excluding one-time items and other adjustments further discussed below, net loss for the second quarter of 2017 was $1.3 million, compared to net loss of $26.2 million for the first quarter of 2017.

Adjusted EBITDA for the second quarter of 2017 totaled $36.0 million, compared to $13.1 million for the first quarter of 2017. Adjusted Gross Profit for the second quarter of 2017 was $47.8 million, compared to $24.3 million for the first quarter of 2017.

Selling, general and administrative expenses for the second quarter of 2017 totaled $22.3 million, compared to $17.6 million for the first quarter of 2017. Excluding one-time items, selling, general and administrative expenses for the second quarter of 2017 totaled $11.9 million compared to $12.1 million for the first quarter of 2017.

“We achieved strong results during the second quarter, driven by attractive market conditions for completions services and a relentless focus on operational execution,” said James Stewart, Chairman and Chief Executive Officer of Keane. “The robust activity experienced at the start of the year accelerated in the second quarter, allowing us to deploy two additional fleets at leading edge pricing and exit the period with 19 deployed fleets. While we expect the favorable market backdrop to continue throughout 2017, we frequently communicate with customers to assess the potential impact of current commodity price volatility. Partnering under our dedicated agreement model with top-tier customers who maintain consistent through-cycle completions programs and our multi-basin operating footprint support our business today and over the long-term.”

“Higher pricing, strong execution and the deployment of two additional hydraulic fracturing fleets, resulted in an increase in Adjusted EBITDA to $36.0 million from $13.1 million in the previous quarter, and progressed annualized Adjusted Gross Profit per fleet to $10.5 million,” said Greg Powell, President and Chief Financial Officer of Keane. “Ongoing tightness in supply has led to further improvements in leading edge pricing, but is not yet reflective of newbuild economics. Uncertainty from commodity price volatility should also encourage newbuild discipline and support an environment to harvest our portfolio at attractive cash generation levels over the near-term.”

Completion Services

Revenue for Completion Services totaled $323.1 million for the second quarter of 2017, an increase of 35% compared to the first quarter of 2017 of $240.2 million, resulting from higher pricing, improved efficiencies, and the deployment of two additional hydraulic fracturing fleets. Keane averaged 18.3 deployed hydraulic fracturing fleets for the second quarter of 2017, of which, 64% was bundled with wireline. Keane exited the second quarter of 2017 with 19 hydraulic fracturing fleets deployed.

Adjusted Gross Profit in Completion Services totaled $47.8 million for the second quarter of 2017, compared to $24.3 million for the first quarter of 2017.

Annualized revenue per average deployed hydraulic fracturing fleet for the second quarter of 2017 was $70.6 million, compared to $62.0 million for the first quarter of 2017. Annualized Adjusted Gross Profit per fleet totaled $10.5 million, an increase of 67% as compared to the first quarter of 2017.

Other Services

Adjusted Gross Profit in Other Services for the second quarter of 2017 was zero, unchanged from the first quarter of 2017. Currently, Other Services financials reflect only the depreciation expense associated with segment assets as our coiled tubing, cementing and drilling divisions remain idle.

Due to strong market fundamentals and the greater scale achieved with the RockPile Energy Services, LLC (“RockPile”) acquisition, Keane continues to evaluate additional opportunities within its Other Services segment, including cementing.

Second Quarter 2017 One-Time Items and Other Adjustments

Adjusted EBITDA for the second quarter of 2017 excludes $9.9 million of one-time items, primarily comprised of commissioning costs associated with fleet deployment efforts, non-cash stock compensation expense, accruals for various litigation matters and acquisition and integration costs.

Balance Sheet and Capital

Total debt outstanding as of June 30, 2017 was $144.9 million, net of unamortized debt discounts and unamortized deferred charges and excluding capital lease obligations, compared to $145.1 million as of March 31, 2017. Effective July 3, 2017, Keane entered into additional term loan financing of $131.1 million, net of unamortized debt discounts and unamortized deferred charges, in connection with its acquisition of RockPile.

As of June 30, 2017, cash and equivalents totaled $75.6 million, compared to $85.8 million as of March 31, 2017. Total available liquidity as of June 30, 2017 was approximately $198.1 million, which included availability under our asset-based credit facility.

“We generated positive operating cash flow for the second quarter, benefiting our cash position,” said Mr. Powell. “Our strong liquidity and balance sheet position remains a core focus for Keane, as it provides us with flexibility to pursue growth opportunities and capital surety through industry cycles.”

Acquisition of RockPile Energy Services

On July 3, 2017, Keane announced the completion of its RockPile acquisition. The transaction increased Keane’s total hydraulic fracturing fleet by 245,000 horsepower, including Tier 4 units previously ordered, scheduled for delivery and committed to an existing customer for deployment in the fourth quarter of 2017. The currently available horsepower is fully deployed under agreements with high quality customers in the Permian and Bakken. As part of the acquisition, Keane also acquired 8 wireline trucks, 12 workover rigs and 10 cement units, which are currently highly utilized and deployed under market responsive agreements.

“Keane’s recent completion of its acquisition of RockPile represents strategic growth expanding our pumping capacity by more than 25% to 1.2 million hydraulic horsepower,” said Mr. Stewart. “The RockPile integration is progressing as planned, and we are executing our business model on the expanded platform. Disciplined growth remains a core focus, and we continue to selectively explore accretive acquisitions with the goal of identifying opportunities with the right value and fit.”

Third Quarter 2017 Outlook

Revenue for the third quarter of 2017 is expected to increase between 45% and 60% sequentially. Approximately 60% of this sequential growth is forecasted to be driven by contribution from five active hydraulic fracturing fleets acquired during the RockPile transaction, while the remaining 40% will be driven by higher pricing, greater efficiencies and the deployment of an additional hydraulic fracturing fleet. Keane expects to exit the third quarter of 2017 with 25 active hydraulic fracturing fleets, including those acquired during the RockPile transaction.

Leading edge annualized Adjusted Gross Profit per fleet is expected to increase to the mid-to-high teens, up from approximately $12-13 million in May 2017, driven by constructive supply and demand dynamics. Based on current market conditions, Keane expects its full portfolio of hydraulic fracturing fleets to be deployed and accrue toward these leading edge margins ratably through the end of 2017.

Cementing and workover operations acquired with the RockPile transaction together represent a current annual revenue run rate of $35-40 million, with 10-15% gross margins. Keane intends to further evaluate these businesses with regards to opportunities for optimization and growth, including the potential to activate its idle cementing assets.

Conference Call

On Tuesday, August 1, 2017, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s second quarter 2017 results. Hosting the call will be James C. Stewart, Chairman and Chief Executive Officer and Gregory L. Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208 or, for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921 or, for international callers (412) 317-6671. The passcode for the replay is 13665630. The replay will be available until August 15, 2017.

A copy of Keane's prepared remarks will be posted prior to the call on Keane's website under the Events and Presentations page at http://investors.keanegrp.com/events-and-presentations.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions, and cementing, as well as other value-added service offerings. Keane owns approximately 1.2 million hydraulic fracturing horsepower and 31 wireline trucks and provides engineered solutions. Keane’s broad geographic footprint spans the most prolific U.S. shale basins including the Permian, Bakken, Marcellus/Utica, and SCOOP/STACK. Keane prides itself on its outstanding employee culture, its efficiency and its ability to meet and exceed the expectations of its customers and communities in which it operates.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted Gross Profit, Adjusted EBITDA, and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane's ongoing operating performance, and thereby facilitate review of Keane's operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane's results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted Gross Profit and Adjusted EBITDA provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted Gross Profit is defined as operating income (loss) before the cost of revenue portion of certain expenses, such as impairment, selling, general and administrative expenses, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing ongoing performance. Adjusted EBITDA is defined as Adjusted Gross Profit further adjusted to eliminate the effects of items management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the effects of the business combination of Keane and RockPile, including the combined Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the completion of the RockPile transaction; expected synergies and other benefits from the transaction and the ability of Keane to realize such synergies and other benefits; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts:
Investors
Marc Silverberg, ICR
marc.silverberg@icrinc.com

Media
Jake Malcynsky, ICR
jake.malcynsky@icrinc.com
203-682-8375

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED & COMBINED STATEMENTS OF OPERATIONS & COMPREHENSIVE (LOSS)
(in thousands, except per share data)

	Quarter Ended
	Three Months Ended June 30,		Three Months Ended March 31,
	2017	2016(1)	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$323,136	$91,589	$240,153
Operating costs and expenses:
Cost of services	278,384	85,039	223,992
Depreciation and amortization	32,739	27,721	30,373
Selling, general and administrative expenses	22,332	15,356	17,552
Total operating costs and expenses	333,455	128,116	271,917
Operating (loss)	(10,319)	(36,527)	(31,764)
Other income (expenses):
Other income (expense), net	3,701	873	4
Interest expense	(4,349)	(10,037)	(40,361)
Total other expenses	(648)	(9,164)	(40,357)
(Loss) before income taxes	(10,967)	(45,691)	(72,121)
Deferred tax (expenses)	(229)	—	(134)
Net (loss)	(11,196)	(45,691)	(72,255)
Other comprehensive income (loss):
Foreign currency translation adjustments	31	—	13
Hedging activities	—	(156)	184
Total comprehensive (loss)	$(11,165)	$(45,847)	$(72,058)

Net loss per share, basic	$(0.11)	NM	$(0.70)
Weighted average shares, basic	103,013	NM	103,013

(1)	Condensed Consolidated Financial Statements of Keane Group Holdings, LLC and Subsidiaries.
NM – Not measured as Keane Group, Inc. did not consummate its IPO until 1/25/2017.

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED & COMBINED STATEMENTS OF OPERATIONS & COMPREHENSIVE (LOSS)
(in thousands, except per share data)

	Six Months Ended June 30,
	2017	2016(1)
	(Unaudited)	(Unaudited)
Revenue	$563,289	$152,784
Operating costs and expenses:
Cost of services	502,376	152,884
Depreciation and amortization	63,112	43,829
Selling, general and administrative expenses	39,884	35,516
Total operating costs and expenses	605,372	232,229
Operating (loss)	(42,083)	(79,445)
Other income (expenses):
Other income (expense), net	3,705	1,006
Interest expense	(44,710)	(18,445)
Total other expenses	(41,005)	(17,439)
(Loss) before income taxes	(83,088)	(96,884)
Deferred tax (expenses)	(363)	—
Net (loss)	(83,451)	(96,884)
Other comprehensive income (loss):
Foreign currency translation adjustments	44	65
Hedging activities	184	1,234
Total comprehensive (loss)	$(83,223)	$(95,585)

Net loss per share, basic	(0.83)	NM
Weighted average shares, basic	100,932	NM

(1)	Condensed Consolidated Financial Statements of Keane Group Holdings, LLC and Subsidiaries.
NM – Not measured as Keane Group, Inc. did not consummate its IPO until 1/25/2017.

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2017	2016 (1)
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$75,552	$48,920
Accounts receivable	142,677	66,277
Inventories, net	30,501	15,891
Prepaid and other current assets	10,799	14,618
Total current assets	259,529	145,706
Property and equipment, net	285,569	294,209
Goodwill	50,624	50,478
Intangible assets	41,322	44,015
Other noncurrent assets	5,573	2,532
Total Assets	$642,617	$536,940
LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$83,321	$48,484
Accrued expenses	64,862	42,892
Current maturities of capital lease obligations	2,642	2,633
Current maturities of long-term debt	342	2,512
Stock based compensation - current	4,281	—
Other current liabilities	1,750	3,171
Total current liabilities	157,198	99,692
Capital lease obligations, less current maturities	4,210	5,442
Long-term debt, net(2) less current maturities	144,535	267,238
Stock based compensation – non-current	4,281	—
Other non-current liabilities	4,242	2,316
Total non-current liabilities	157,268	274,996
Total liabilities	314,466	374,688
Owners’ equity:
Members’ equity	—	453,810
Stockholders’ equity	405,392	—
Retained (deficit)	(74,682)	(288,771)
Accumulated other comprehensive (loss)	(2,559)	(2,787)
Total owners’ equity	328,151	162,252
Total liabilities and owners’ equity	$642,617	$536,940

(1)	Condensed Consolidated Financial Statements of Keane Group Holdings, LLC and Subsidiaries.

(2)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended June 30,		Three Months Ended March 31,
	2017	2016	2017
Completion Services:
Revenues	$323,136	$88,315	$240,153
Cost of services	278,384	79,428	223,992
Gross profit	44,752	8,887	16,161
Selling, general and administrative expenses	—	1	—
Depreciation, amortization and administrative expenses, and impairment	28,534	26,052	26,598
Operating profit (loss)	$16,218	$(17,166)	$(10,437)

Average hydraulic fracturing fleets deployed	18.3	9.0	15.5
Wireline - fracturing fleet bundling percentages	64%	52%	58%
Average annualized revenue per fleet deployed	$70,631	$39,251	$61,975
Average annualized adjusted gross profit per fleet deployed	$10,450	$5,640	$6,278
Adjusted gross profit	$47,807	$12,691	$24,326

Other Services (1):
Revenues	$—	$3,274	$—
Cost of services	—	5,611	—
Gross profit	—	(2,337)	—
Selling, general and administrative expenses	—	—	—
Depreciation, amortization and administrative expenses, and impairment	1,254	647	1,483
Operating (loss)	$(1,254)	$(2,984)	$(1,483)

Adjusted gross profit (loss)	$—	$(2,337)	$—
Number of working days - coiled tubing	NM	147	NM
Revenue per working days - coiled tubing	NM	22	NM

(1)	Other Services segment includes our coiled tubing, cementing and drilling divisions. Coiled tubing began operations in March 2016 and was idled in December 2016.
NM - Not meaningful to be disclosed.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Six Months Ended June 30,
	2017	2016
Completion Services:
Revenues	$563,289	$147,187
Cost of services	502,376	144,612
Gross profit	60,913	2,575
Selling, general and administrative expenses	—	—
Depreciation, amortization and administrative expenses, and impairment	55,132	41,224
Operating profit (loss)	$5,781	$(38,649)

Average hydraulic fracturing fleets deployed	16.9	7.2
Wireline - fracturing fleet bundling percentages	61%	56%
Average annualized revenue per fleet deployed	$66,661	$40,885
Average annualized adjusted gross profit per fleet deployed	$8,536	$4,789
Adjusted gross profit	$72,133	$17,241

Other Services (1):
Revenues	$—	$5,597
Cost of services	—	8,272
Gross profit	—	(2,675)
Selling, general and administrative expenses	—	—
Depreciation, amortization and administrative expenses, and impairment	2,737	1,355
Operating (loss)	$(2,737)	$(4,030)

Adjusted gross profit (loss)	$—	$(2,675)
Number of working days - coiled tubing	NM	182
Revenue per working days - coiled tubing	NM	31

(1)	Other Services segment includes our coiled tubing, cementing and drilling divisions. Coiled tubing began operations in March 2016 and was idled in December 2016.
NM - Not meaningful to be disclosed.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended June 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Operating (loss) income	$16,218	$(1,254)	$(25,283)	$(10,319)
Selling, general and administrative	—	—	22,332	22,332
Depreciation and amortization	28,534	1,254	2,951	32,739
Cost of revenue adjustments:
Acquisition and integration costs (1)	—	—	—	—
Fleet commissioning costs	3,055	—	—	3,055
IPO costs (3)	—	—	—	—
Adjusted gross profit	$47,807	$—	$—	$47,807

	Three Months Ended March 31, 2017
	Completion Services	Other Services	Corporate and Other	Total
Operating (loss) income	#VALUE!	#VALUE!	#VALUE!	#VALUE!
Selling, general and administrative	—	—	17,552	17,552
Depreciation and amortization	26,598	1,483	2,292	30,373
Cost of revenue adjustments:
Acquisition and integration costs (1)	—	—	—	—
Fleet commissioning costs	6,899	—	—	6,899
IPO costs (3)	1,266	—	—	1,266
Adjusted gross profit	$24,326	$—	$—	$24,326

	Three Months Ended June 30, 2016
	Completion Services	Other Services	Corporate and Other	Total
Operating (loss) income	$(17,166)	$(2,984)	$(16,377)	$(36,527)
Selling, general and administrative	1	—	15,355	15,356
Depreciation and amortization	26,052	647	1,022	27,721
Cost of revenue adjustments:
Acquisition and integration costs (1)	3,672	—	—	3,672
Fleet commissioning costs	132	—	—	132
IPO costs (3)	—	—	—	—
Other expenses	—	—	—	—
Adjusted gross profit	$12,691	$(2,337)	$—	$10,354

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Six Months Ended June 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Operating (loss) income	$5,781	$(2,737)	$(45,127)	$(42,083)
Selling, general and administrative	—	—	39,884	39,884
Depreciation and amortization	55,132	2,737	5,243	63,112
Cost of revenue adjustments:
Acquisition and integration costs (1)	—	—	—	—
Fleet commissioning costs	9,954	—	—	9,954
IPO costs (3)	1,266	—	—	1,266
Adjusted gross profit	$72,133	$—	$—	$72,133

	Six Months Ended June 30, 2016
	Completion Services	Other Services	Corporate and Other	Total
Operating (loss) income	$(38,649)	$(4,030)	$(36,766)	$(79,445)
Selling, general and administrative	—	—	35,516	35,516
Depreciation and amortization	41,224	1,355	1,250	43,829
Cost of revenue adjustments:
Acquisition and integration costs (1)	14,534	—	—	14,534
Fleet commissioning costs	132	—	—	132
IPO costs (3)	—	—	—	—
Adjusted gross profit	$17,241	$(2,675)	$—	$14,566

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Quarter Ended
	Three Months Ended June 30,		Three Months Ended March 31,
	2017	2016	2017
Adjusted gross profit	$47,807	$10,354	$24,326
Minus: Selling, general and administrative expense	(22,332)	(15,356)	(17,552)
Plus: Other income (expense), net	3,701	874	4
Acquisition and integration costs (1)	(1,193)	7,658	571
Fleet commissioning costs	—	—	197
Non-cash stock compensation (2)	2,933	73	1,138
IPO - costs (3),	108	—	4,409
Other (4)	4,970	88	—
Adjusted EBITDA	$35,994	$3,691	$13,093

	Six Months Ended June 30,
	2017	2016
Adjusted gross profit	$72,133	$14,566
Minus: Selling, general and administrative expense	(39,884)	(35,516)
Plus: Other income (expense), net	3,705	1,006
Acquisition and integration costs (1)	(622)	21,530
Fleet commissioning costs	197	—
Non-cash stock compensation (2)	4,071	1,841
IPO - costs (3)	4,519	—
Other (4)	4,970	373
Adjusted EBITDA	$49,089	$3,800

(1)
Represents professional fees, integration costs, lease termination costs, severance, start-up and other costs associated with our acquisition and integration of assets and liabilities relating to Trican Well Service L.P.'s ("Trican") oilfield services business, our acquisition of RockPile Energy Services, LLC and our organic growth initiatives. For the quarters and six months disclosed above, these costs were recorded in Selling, general and administrative expenses, except for the quarter and six months ended June 30, 2017, in which a $3.6 million gain on the indemnification settlement with Trican was recorded in Other income.

(2)
For quarter ended and six months ended June 30, 2017, represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan. Consistent with prior policy, amortization of awards is recognized on a straight-line basis over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in Selling, general and administrative expenses.

(3)
Represents fees and other miscellaneous expenses required to carry out the reporting, prior years’ audits and organizational (legal entities) restructuring to ready the Company for its initial public offering and the eventual consummation of the offering. These expenses were recorded in selling, general and administrative expense. Also represents one-time IPO bonuses paid out to key operational and corporate employees; recorded $1.3 million as cost of services for operations employees, while the remaining was recorded in Selling, general and administration expense. The bonuses were paid out during first quarter 2017.

(4)	For quarter and six months ended June 30, 2017 represents contingency accruals related to certain litigation claims. These costs were recorded in Selling, general and administrative expense.